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                                                                        EX-99.8


                                        CUSTODY AGREEMENT

                       Agreement made as of this 16th day of August, 1984,
                  between MERRILL LYNCH FEDERAL SECURITIES TRUST, a Massachu-setts business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 633 Third Avenue, New York, New York 10017 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a bank-ing business, having its principal office and place of busi-ness at 48 Wall Street, New York, New York 10015 (herein-after called the "Custodian").

                                      W I T N E S S E T H

                  that for and in consideration of the mutual promises herein-after set forth the Trust and the Custodian agree as fol-lows:


                                             ARTICLE I

                                            DEFINITIONS

                       Whenever used in this Agreement, the following words
                  and phrases, unless the context otherwise requires, shall have the following meanings:

                       1. "Authorized Person" shall be deemed to include the Treasurer, the Controller or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Trustees of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custo-dian from time to time.

                       2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.
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                     3.   "Certificate" shall mean any notice, instruction,
                or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actu-ally received by the Custodian and signed on behalf of the Fund by any two officers of the Fund.

                     4. "Call option" shall mean an exchange traded option with respect to Securities other than Futures Contracts and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

                    5. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

                    6. "Depository" shall mean The Depository Trust Com-pany ("DTC") , a clearing agency registered with the Securi-ties and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board of Trustees specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Trustees specifically approving deposits therein by the Custodian.

                    7. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, but not limited to, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, Government National Mortgage Association modified pass-through mortgage-backed securities and domestic bank certificates of deposit, during a speci-fied month at an agreed upon price.

                   8. "Futures Contract Option" shall mean an option with respect to a Financial Futures Contract.

                   9. "Margin Account" shall mean a segregated account in the name of a broker, dealer, or futures commission mer-chant, or in the name of the Fund for the benefit of a broker, dealer, or futures commission merchant, as the case may be, separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time deter-mine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

                     10. "Money Market Security" shall be deemed to include, without limitation, certain U.S. government and agency securities for which the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

                     II. "Officers" shall be deemed to include the Presi-dent, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons, whether or not any such other person is an officer of the Fund, duly authorized by the Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

                      12.   "Option" shall mean a Call Option and/or a Put
                 Option,

                      13. "Put Option" shall mean an exchange traded option with respect to Securities other than Futures Contracts and Futures Contract options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exer-cise price.

                      14. "Securities Collateral Account" shall mean a segregated account so denominated which is pledged to the Custodian as security for, and in consideration of, the Cus-todian's issuance of any Put Option guarantee letter or similar document described in paragraph 7 of Article V here-in.

                      15. "Oral Instructions" shall mean verbal instruc-tions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

                      16. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Financial Futures Contracts, Futures Contract

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                Options, Government National Mortgage Association mortgaged backed certificates, Federal National Mortgage Association mortgaged backed securities, and Federal Home Loan Mortgage Corporation mortgaged backed securities, and any certifi-cates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

                     17. "Senior Security Account" shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

                     18. "Shares" shall mean the shares of beneficial interest of the Fund.

                     19. "Written Instructions" shall mean written com-munications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communica-tions is able to verify by codes or otherwise with a reason-able degree of certainty the identity of the sender of such communication.


                                         ARTICLE II

                                  APPOINTMENT OF CUSTODIAN

                     1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by the Fund during the period of this Agreement.

                     2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties- thereof as here-inafter set forth.

                                           ARTICLE III

                                 CUSTODY OF CASH AND SECURITIES

                      1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, at any time during the period of this Agreement. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Trustees of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settle-ments of purchases and sales of Securities, loans of Securi-ties, and deliveries and returns of Securities collateral. Prior to a deposit of Securities in the Depository the Fund shall deliver to the Custodian a certified resolution of the Trustees of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settle-ments of purchases and sales of Securities, loans of Securi-ties, and deliveries and returns of Securities collateral. Securities and moneys deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for custo-mers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or. representative capacity. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in options as provided in this Agreement, the Custodian shall have received a certified resolution of the Trustees of the Fund approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement.

                     2. The Custodian shall credit to the separate account in the name of the Fund all moneys received by it for the account of the Fund, and shall disburse the same only:

                         (a) As hereinafter provided;

                         (b) Pursuant to Certificates setting forth the
               name and address of the person to whom the payment is to be made, and the purpose for which payment is to be made; or

                         (c) In payment of the fees and in reimbursement
               of the expenses and liabilities of the Custodian.

                    3. Promptly after the close of business on each day the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during
               said day.   Where Securities are transferred to the account
               of the Fund, the Custodian shall also by book entry or otherwise identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by the Custodian for the Fund.

                   4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or succes-sors, or their nominee or nominees., The Fund agrees to fur-nish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securi-ties which it may hold hereunder and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities not held in the Book-Entry System or in the Depository in a separate account in the name of the Fund physically segregated at all times from those of any other person or persons.

                    5. Except as otherwise provided in this Agreement, unless otherwise instructed to the contrary by a Certifi-cate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securi-ties held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder:

                         (a) Collect all income and principal due or
               payable;

                         (b) Present for payment and collect the amount
               payable upon all Securities which may mature or be called but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian without prior notification or consent of the Fund;

                        (c) Present for payment and collect the amount payable upon all securities which may mature or be retired, or retired, or otherwise become payable;

                        (d) Surrender Securities in temporary form for
               definitive Securities;

                        (e) Execute, as custodian, any necessary declara-
               tions or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                        (f) Hold directly, or through the Book-Entry
               System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and simi-lar securities issued with respect to any Securities held by the Custodian hereunder.

                   6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository shall:

                        (a) Execute and deliver to such persons as may be
               designated in such Certificate proxies, consents, authoriza-tions, and any other instruments whereby the authority of the Fund as owner of any Securities held by the Custodian hereunder specified in such Certificate may be exercised;

                       (b) Deliver any Securities held by the Custodian
               hereunder specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, con-
                solidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder any cash or other Securities received in exchange;

                           (c) Deliver any Securities held by the Custodian
                hereunder to any protective committee, reorganization com-mittee or other person in connection with the reorganiza-tion, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder such certificates of deposit, interim receipts or other instruments or documents as may the issued to it to evidence such delivery;

                           (d) Make such transfers or exchanges of the
                assets of the Fund and take such other steps as shall be stated in such Certificate to be for the purpose of effec-tuating any duly authorized plan of liquidation, reorganiza-tion, merger, consolidation or recapitalization of the Fund;

                           (e) Present for payment and collect the amount
                payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

                     7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain pos-session of any instrument or certificate representing any Futures Contract, any Option, or any Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instru-ments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the busi-ness day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940 as amended, in connection with the purchase, sale, settlement, closing out or writing of Future Contracts, Options, and Futures Contract Options, by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receiving from a broker, dealer, or futures commission merchant a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such Futures Contracts, Option, or Futures Contract Option, as the case may be, con-firming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or other-wise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option, or Futures Contract option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

                                        ARTICLE IV

                        PURCHASE AND SALE OF INVESTMENTS-OF THE FUND
                          OTHER THAN OPTIONS, FUTURES CONTRACTS AND
                                   FUTURES CONTRACT OPTIONS

                     1. Promptly after each purchase of Securities by the Fund to be held by the Custodian hereunder, other than a purchase of an Option, a Futures Contract, or a Futures Contract Option, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Cer-tificate, Oral Instructions or Written Instructions, speci-fying with respect to each such purchase: (a) the name of the issuer and the title of the Securities; (b) the number of shares or the principal amount purchased and accrued interest, if any; (c) the date of purchase and settlement;
                (d) the purchase price per unit; (e) the total amount pay-able upon such purchase; (f) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; (g) the name of the broker to whom payment is to be made; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account. The Custodian shall upon receipt of Securities purchased by or for the Fund pay to the broker specified in the Certificate out of the moneys held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certifi-cate, Oral Instructions or Written Instructions.

                    2. Promptly after each sale by the Fund of Securities held by the Custodian hereunder, other than a sale of any Option, Futures Contract, or Futures Contract Option, the
                Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money
                Market Securities, a Certificate, Oral Instructions or
                Written Instructions, specifying with respect to each such
                  sale:    (a) the name of the issuer and the title of the
                  Security; (b) the number of shares or principal amount sold, and accrued interest, if any; (c) the date of sale; (d) the sale price per unit; (e) the total amount payable to the
                  Fund upon such sale; (f) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (g) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities to the broker specified in the Certificate upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the
                  total amount   payable as set forth in such Certificate, Oral
                  Instructions or Written Instructions.

                                             ARTICLE V

                                              OPTIONS

                      1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each option purchased: (a) the type of Option (put or call), (b) the title and aggregate principal. amount of securities subject to such option; (c) the expiration date; (d) the exercise price (e) the dates of purchase and settlement; (f) the total amount payable by the Fund in connection with such purchase; (g) the name of the broker through whom such option was purchased and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall pay to the broker specified in the Certificate, upon receipt of a Clearing Member's statement confirming the purchase of such option which is held by such Clearing Member in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate.

                     2. Promptly after the sale of any option purchased by the Fund pursuant to paragraph l hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) that it is a Closing Trans-action as hereinafter referred to; (b) the type of option (put or call); (c) the title and aggregate principal amount of securities subject to such option; (d) the date of sale;
                 (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the through whom 'the sale was made against payment to the Custodian of the total amount payable to the Fund, provided that the same conforms to the total amount payable as set forth in such Certificate.

                    3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certifi-cate specifying with respect to such Call Option: (a) the title and aggregate principal amount of securities subject to the Call Option; (b) the expiration date; (c) the date of exercise and settlement; (d) the exercise price; (e) the total amount to be paid by the Fund upon such exercise; and
               (f) the name of the Clearing Member through whom such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call option which was exer-cised pay out of the moneys held for the account of the Fund the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same con-forms to the total amount payable as set forth in such Certificate.

                   4. Promptly after the exercise by the Fund of any Put option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate speci-fying with respect to such Put Options: (a) the title and aggregate principal amount of securities subject to the Put option; (b) the expiration date; (c) the date of exercise and settlement; (d) the exercise price; (e) the total amount to be paid to the Fund upon such exercise; (f) the name of the Clearing Member through whom such Put Option was exer-cised. The Custodian shall upon receipt of the amount pay-able upon the exercise of the Put Option, deliver or cause the Depository to deliver the Securties subject to such Put Option, provided the same conforms to the amount payable to the Fund as set forth in such Certificate.

                  5. Whenever the Fund writes a Call Option, the Fund shall promptly deliver to the Custodian a Certificate speci-fying with respect to such Call Option: (a) the title and aggregate principal amount of securities for which the Call Option was written and which underlie the same; (b) the expiration date; (c) the exercise price; (d) the premium to be received by the Fund; (e) the date such Call option was written; (f) the date of settlement; (g) the name of the Clearing Member through whom the Call Option was written.
               The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Call Option, such receipts as are required in accordance with the customs prevailing among Clearing members in Call Options, and shall impose, or direct the Depository to impose, upon the underlying Securi-ties specified in the Certificate such restrictions as may be required by such receipts. Notwithstanding the fore-going, the Custodian has the right, upon prior written noti-fication to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository, underlying a Call Option.

                     6. Whenever a Call Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Call option and specifying: (a) the particular Call option being exercised; (b) the title and aggregate princi-pal amount of securities subject to the Call option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 5 of this Article, the Custodian shall deliver, or cause the Depository to deliver, the Securities subject to such receipts, or, if possible and so specified in the Certificate, other Securi-ties equal to the underlyng Securities against receipt of the amount to be received, provided the same conforms to the amount payable to the Fund as set forth in such Certifi-cate.

                    7. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate speci-fying with respect to such Put Option: (a) the title and aggregate principal amount of securities for which the Put Option is written and which underly the same; (b) the expiration date; (c) the exercise price; (d) the premium to be received by the Fund; (e) the date such Put Option is written; (f) the date of settlement; (g) the name of the Clearing Member through whom such Put Option was written;
                (h) the amount of cash and/or the amount and kind of Securi-ties, if any, to be deposited in the Senior Security Account; and (i) the amount of cash and/or the amount and kind of Securities to be deposited into the Securities Collateral Account. The Custodian shall, after making the deposits into the Securities Collateral Account specified in the Certificate, issue a Put option guarantee letter sub-stantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member speci-fied in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the fore-going, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained there-in.

                     8. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate speci-fying: (a) the particular Put Option being exercised; (b) the title and aggregate principal amount of securities sub-ject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; and (d) the total amount payable by the Fund upon such delivery; (e) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Securities Collateral Account; and (f) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put option, the Custodian shall upon receipt of the Securities to be received by the Fund pay out of the moneys held for the account of the Fund the total amount payable to the Clearing Member, provided the same conforms to the amount specified in the Certifi-cate.

                    9. Whenever the Fund purchases any option identical to a previously written Option described in paragraph 5 or 7 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the option being purchased: (a) that the trans-action is a Closing Purchase Transaction; (b) the title and aggregate principal amount of securities subject to the option; (c) the exercise price; (d) the premium to be paid by the Fund; (e) the expiration date; (f) the date of such purchase; (g) the name of the Clearing Member to whom the premium is to be paid; (h) and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Securities Collateral Account, a specified Margin Account or the Senior Security Account. Upon the return and/or cancellation of any receipt issued pursuant to para-graph 5 or paragraph 7 of this Article with respect to the option being liquidated through the Closing Purchase Trans-action, the Custodian shall make payment out of the moneys held for the account of the Fund of the premium specified in the Certificate.

                  10. Upon the expiration of, exercise of, or consumma-tion of a Closing Transaction with respect to, any Option purchased or written by the Fund and described in this Arti-cle, the Custodian shall (a) delete such option from the statements delivered to the Fund pursuant to paragraph 3 of
                Article III herein, (b) if such expired Option was a Call option written by the Fund, free, or instruct the Depository to free, the Securities underlying such Call Option from any restrictions imposed by receipts issued in connection there-with, and (c) if such expired option was a Put Option, make an appropriate withdrawal from the Securities Collateral Account, as may be specified in a Certificate.

                                          ARTICLE VI

                                       FUTURES CONTRACTS

                     1. Whenever the Fund shall enter into a Futures Con-tract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract, (or with respect to any number of identical Futures Contract(s)): (a) the category of Futures Contract (the name of the underlying financial instrument); (b) the number of identical Futures Contracts entered into; (c) the delivery or settlement date of the Futures Contract(s); (d) the date the Futures Con-tract(s) was (were) entered into and the maturity date; (e) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (f) the amount of cash and/or the amount and kind of Securities, if any, to be deposited by the Custodian in a Margin Account with respect to such Futures Contract and the name in which such Margin Account has been, or is to be, established; (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into and the name of the clearing broker, if any; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such payment is to be made. The Custodian shall upon receipt of a state-ment from the broker, dealer, or futures commission merchant, or from the clearing broker, if any, confirming the purchase (creation of a long position) or sale (creation of a short position) of a Futures Contract(s) which is (are) held by such broker, dealer, or futures commission merchant in the name of the Custodian (or any nominee of the Custo-dian) as custodian for the Fund, make payment out of the moneys held for the account of the Fund of the fee or com-mission, if any, specified in the Certificate and deposit in such Margin Account and/or in the Senior Security Account the amount of cash and/or the amount and kind of securities specified in said Certificate.

                     2     (a) Whenever the Fund shall be required to make
                any variation margin payment or similar payment to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) such information as may be necessary to identify the Futures Contract to which such payment relates; (b) the amount of cash and/or the amount and kind of Securities to be paid or delivered and the date on which such payment or delivery is to be made; and (c) the name of the broker, dealer, or futures commis-sion merchant to whom such payment or delivery is to be made. The Custodian shall in accordance with such Certifi-cate make the payments and deliveries out of the money and Securities held hereunder.

                          (b) Whenever the Fund shall be entitled to receive a variation margin payment or similar payment from a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the amount of cash and/or the amount in kind of Securities to be paid, or delivered, to the Fund in the date of such payment or delivery; and (b) the name of the broker, dealer, or futures commission merchant who shall make such payment and or delivery. The Custodian shall accept the money and/or Securities delivered by such broker, dealer, or futures com-mission merchant and hold the same hereunder, provided that such payment or delivery conforms to such Certificate.

                    3. Whenever a Futures Contract is retained by the
                Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certifi-cate specifying: (a) the particular Futures Contract; (b) the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the related Margin Account and/or the Senior Security Account. Upon the receipt of a broker's, dealer's, or futures commission merchant's statement con-firming that the Futures Contract is being settled and that the Fund's position in such Futures Contract is thereby terminated, the Custodian shall make out of the moneys held for the account of the Fund or receive, as the case may be, the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein.

                    4. Whenever the Fund shall enter into a Futures Con-
                tract to offset a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the amount to be paid or received by the Fund; (b) the Futures Contract being offset; and (c) the broker, dealer, or futures com-mission merchant to whom, or from whom such amount is to be paid or received. The Custodian shall, upon receipt of a broker's, dealer's, or futures commission merchant's state-ment confirming the offsetting transaction, make payment out of the moneys held for the account of the Fund of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Senior Security Account and/or the Margin Account as may be specified in such Certificate.


                                        ARTICLE VII

                                 FUTURES CONTRACT OPTIONS

                   1. Promptly after the purchase of any Futures Contract
               option by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the type of Futures Contract option (put or call) ; (b) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option pur-chased; (c) the expiration date; (d) the exercise price; (e) the dates of purchase and settlement; (f) the amount premium to be paid by the Fund upon such purchase; (g) the name of the broker' or futures commission merchant through whom such option was purchased, and the name of the clearing broker, if any; and (h) the name of the broker, or futures commission merchant to whom payment is to be made. The Custodian shall pay, upon receipt of a broker's or futures commission merchant's or clearing broker's statement con-firming the purchase of such Futures Contract Option which is held by such broker or futures commission merchant in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, out of the moneys held for the account of the Fund, the amount to be paid by the Fund upon such purchase to the person from whom or the broker or futures commissions merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

                   2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph I hereof, the Fund shall promptly deliver to the Custodian a Certifi-cate specifying with respect to each such sale: (a) that the sale is a Closing Transaction; (b) the type of Futures Con-
                tract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify Futures Contract underlying the Futures Contract Option; and
                (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the broker of futures commis-sion merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract option being closed against payment to the Custodian of the total amount payable to the Fund, provided the same conforms to the total amount payable as set forth in such Certificate.

                      3. Whenever a Futures Contract option purchased by the
                Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the particular Futures Contract Option (put or call) being exercised; (b) the type of Futures Contract underlying the Futures Contract option; (c) the date of exercise; (d) the name of the broker or futures commission merchant through whom the Futures Contract option is exer-cised; (d) the net total amount, if any, payable by the Fund; (e) the amount, if any, to be received by the Fund;
                (f) the amount of cash and/or the amount and kind of Securi-ties to be deposited in a Margin Account, and the name in which such Margin Account is to be or has been established; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account. The Custodian shall, upon its receipt from such broker or futures commission merchant of a statement confirming that the underlying Futures Contract is held by such broker or futures commission merchant in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund and its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make out of the moneys held for the account of the Fund the payments, if any, and the deposits, if any, into the Margin Account and the Senior Security Account specified in the Certificate.

                     4. Whenever the Fund writes a Futures Contract option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract option: (a) the type of Futures Contract Option (put or call); (b) the type of Futures Contract,and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract option; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the name of the broker or futures commission merchant through whom the premium is to be received; (g) if the Futures Contract Option is a put, the amount of cash and/or the amount and kind of Securities, ties, if any, to be deposited by the Custodian in a Margin Account relating to such Futures Contract Option, and the name in which such Margin Account is to be, or has been established; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account. The Custodian shall upon receipt of the premium specified in the Certificate make the deposits into the Margin Account and/or into the Senior Security Account specified in the Certificate.

                      5. Whenever a Futures Contract Option written by the
                 Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the particular Futures Contract Option exercised; (b) the type of Futures Contract underlying the Futures Contract Option;
                 (c) the name of the broker or futures commission merchant through whom such option is exercised; (d) the net total amount payable to the Fund upon such exercise, if any; (e) the net total amount, if any, payable by the Fund upon such exercise; (f) the amount of cash and/or amount and kind of Securities to be deposited in a Margin Account, and the name in which such account is to be or has been established; and
                 (g) the amount of cash and/or the amount and kind of Securi-ties to be deposited in the Senior Security Account. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in such Certificate, and its receipt from such broker or dealer of a statement confirming that the underlying Futures Contract is held by such broker or dealer in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, make the payments, if any, and the deposits, if any, into the Margin Account and/or the Senior Security Account specified in the Certificate.

                      6. Whenever a Futures Contract option which is written
                 by the Fund which is a put is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying:
                 (a) the particular Futures Contract Option exercised; (b) the type of Futures Contract underlying such Futures Contract option; (c) the name of the broker or futures commission merchant through whom such option is exercised;
                 (d) the net total amount payable to the Fund, upon such exercise, if any; (e) the net total amount, if any, payable by the Fund, upon such exercise; and (f) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Senior Security Account, if any, and/or the related Margin Account, if any. The Custodian shall, upon its receipt of a broker's or futures commission merchant's statement confirming that the Futures Contract, if any, specified in the Certificate is held by such broker or future commission merchant in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, and upon its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make out of the moneys held for the Account of the Fund the payments, if any, and the deposits, if any, into the Margin Account and/ or the Senior Security Account specified in the Certifi-cate.

                     7. Whenever the Fund purchases any Futures Contract option identical to a previously written Futures Contract option described in this Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Option Contract being purchased: (a) that the transaction is a closing transac-tion; (b) the type of Future Contract and such other infor-mation as may be necessary to identify the Futures Contract underlying the Futures Option Contract (c) the exercise price, (d) the premium to be paid by the Fund; (e) the expiration date; (f) the name of the broker or futures com-mission merchant to whom the premium is to be paid; and (g) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the related Margin Account and/or the Senior Security Account. The Custodian shall upon receipt of a broker's or futures commission merchant's statement confirming the liquidation of the Fund's position as the writer of such Futures Contract, make the payments and effect the withdrawals from the related Margin Account and/or the Senior Security Account specified in the Certifi-cate and delete such Futures Contract Option from statements delivered to the Fund by the Custodian pursuant to paragraph 3 of Article III herein.

                    8. Upon the expiration, exercise, or consummation of a
                closing transaction with respect to, any of Futures Contract option purchased by the Fund pursuant to paragraph 1 of this Article or of any Futures Contract Option written or pur-chased by the Fund and described in this Article, the Custo-than shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of
                Article III herein and, (b) make such withdrawals from, and/or in the case of an exercise such deposits into, the Margin Account and/or the Senior Security Account as may be specified in a Certificate.

                   9. Futures Contracts purchased by the Fund pursuant to
                an exercise of a Futures Contract Option described in this Article shall be subject to Article VI hereof.

                                        ARTICLE VIII

                                         SHORT SALES

                     1. Promptly after any short sales by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the name of the issuer and the title of the Security; (b) the principal amount sold, and accrued inter-est, if any; (c) the dates of the sale and settlement; (d) the sale price per unit; (e) the total amount credited to the Fund upon such sale, if any, (f) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (g) the amount of cash and/or the amount and kind of U.S. Government Securities, if any, to be deposited in a Senior Security Account, and (h) the name of the broker through whom such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, make the deposits into the Margin Account and the Senior Security Account specified in the Certificate. Notwithstanding the foregoing, transactions by the Fund which constitute selling short "against the box", if not effected in accordance with the foregoing, shall be effected in accordance with the terms of a separate agreement between the Custodian and Fund.

                    2. In connection with the closing-out of any short sale, the Fund shall promptly deliver, to the Custodian a Certificate specifying with respect to each such closing-out: (a) the name of the issuer and the title of the Secur-ity; (b) the principal amount, and accrued interest, if any, required to- effect such closing-out to be delivered to the broker; (c) the dates of closing-out and settlement; (d) the purchase price per unit; (e) the net total amount payable to the Fund upon such closing-out; (f) the net total amount payable to the broker upon such closing-out; (g) the amount of cash and the amount and kind of Securities to be with-drawn, if any, from the Margin Account; (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account; and (i) the name of the broker through whom the Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Fund upon such closing-out, pay out of the moneys held for the account of the, Fund to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Senior Security Account, as the same are specified in the Certifi-cate.

                                        ARTICLE IX

                         LOAN OF PORTFOLIO SECURITIES OF THE FUND

                    1. Within 24 hours after each loan of portfolio Securities held by the Custodian hereunder the Fund shall deliver or cause to be delivered to the Custodian a Certifi-cate specifying with respect to each such loan: (a) the name of the issuer and the title of the Securities, (b) the principal amount loaned, (c) the date of loan and delivery,
               (d) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identi-fied, and (e) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

                   2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of securi-ties: (a) the name of the issuer and the title of the Secu-rities to be returned, (b) the number of shares or the prin-cipal amount to be returned, (c) the date of termination,
               (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and
               (e) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

                                          ARTICLE X

                      CONCERNING MARGIN ACCOUNTS, SENIOR SECURITY
                      ACCOUNTS, AND THE SECURITIES COLLATERAL ACCOUNT

                    1. The Custodian shall, from time to time, make addi-tional deposits to, or withdrawals from, a Senior Security Account as directed by a Certificate received by the Custo-dian specifying the amount of cash and/or the amount and kind of Securities to be deposited in, or withdrawn from, such Senior Security Account. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and the principal amount of any particular Securi-ties to be deposited by the Custodian into, or withdrawn from, the Senior Securities Account, the Custodian shall be under no obligation to make any such deposit and shall so notify the Fund.

                    2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, or futures com-mission merchant in whose name, or for whose benefit, the account was established only upon the receipt of a certifi-cation signed by an officer, director, or employee of such broker, dealer, or futures commission merchant stating that all conditions precedent to its right under its agreement with the Fund to direct disposition of the assets held therein have been satisfied and specifying the amount of money and/or the amount and kind of Securities to be paid or delivered to such broker, dealer, or futures commission merchant and the date of such payment. After receipt of such a certification, the Custodian shall orally so advise an Officer or Authorized Person of such receipt, and make the payments and/or deliveries to the broker, dealer, or futures commission merchant therein specified, provided, however that payments and/or deliveries pursuant to such a certification may be delayed until the business day next succeeding the Custodian's receipt of such certification.

                   Except as otherwise expressly provided herein above,
               the Custodian shall be under no duty or obligation to act in accordance with or with respect to any Certificate, or with any other order, direction or request of the Fund, in what-ever form, with respect to any cash or Securities deposited in any Margin Account, including, without limitation, any Certificate, order, direction, or request to pay, deliver, transfer or withdraw any such cash or Securities unless such order direction or request is contained in a Certificate believed by the Custodian to bear the signed consent thereto of an officer, director, or employee of the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit the Margin Account was estab-lished.

                    3. unless otherwise instructed by a Certificate,
               amounts received by the Custodian as payments or distribu-tions with respect to Securities deposited in any Margin Account shall be held by the Custodian hereunder and neither credited to, nor deposited in, such Margin Account.

                    4. The Custodian shall have a continuing lien and
               security interest in and to any property at any time held by the Custodian in any Securities Collateral Account described herein. In accordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIV herein.

                    5. In the event the Fund furnishes the Custodian with an order of exemption under the Investment Company Act of 1940, as amended, permitting the Fund to establish with brokers and/or futures commission merchants accounts (here-inafter "Exempt Accounts") intended to replace any Margin Account, then, notwithstanding any other provisions con-tained herein, the Fund may substitute an instruction to deliver Securities and/or money to a broker or futures com-mission merchant for deposit into an Exempt Account for an instruction to deposit Securities and/or money into a Margin Account. The Custodian shall be under no duty or obligation with respect to any Securities and/or money so delivered for deposit into an Exempt Account, including any obligation to provide the Fund with any statements with respect to any Exempt Account, nor shall the Custodian have any duty or obligation with respect to the operation or terms of the Exempt Account, the timely return, or withdrawal, of any such Securities or money delivered for deposit therein, or the payment by such broker or futures commission merchant of amounts to be paid to the Fund with respect to any such Exempt Account. The Custodian shall accept from any such broker and/or futures commission merchant any Securities and/or moneys purportedly paid out of, or distributed with respect to, any Exempt Account, when so instructed in a Certificate.

                   6. Promptly after the close of business on each busi-ness day the Custodian shall furnish the Fund with a state-
                ment with respect to each Margin Account in which money or Securities are deposited specifying: (a) the name of the Margin Account, (b) the amount and kind of Securities on deposit therein; and (c) the amount of money on deposit therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

                     7. Promptly after the close of business on each busi-
                ness day in which cash and/or Securities are maintained in the Securities Collateral Account, the Custodian shall furn-ish the Fund with a Statement with respect to such Securi-ties Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate or Written Instructions specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar docu-ment, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Securities Collateral Account to eliminate such deficiency.

                                         ARTICLE XI

                          PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

                    1. The Fund shall furnish to the Custodian a copy of the resolution of the Trustees of the Fund, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribu-tion, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the payment date, or (ii) authorizing the declara-tion of dividends and distributions on a daily or other periodic basis and authorizing the Custodia'n to rely on oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or dis-tribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be deter-mined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

                   2. Upon the payment date specified in such resolu-tion, Oral Instructions, Written Instructions or Certifi-cate, as the case may be, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Dividend Agent, and any sub-dividend agent or co-dividend agent of the Fund.

                                       ARTICLE XII

                              SALE AND REDEMPTION OF SHARES

                   1. Whenever the Fund shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:

                        (a) The number of Shares sold, trade date, and
              price; and

                        (b) The amount of money to be received by the
              Custodian for the sale of such Shares.

                   2. Upon receipt of - such money from the Transfer Agent, the Custodian shall credit such money to the account of the Fund.

                   3. Upon issuance of any Shares, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

                  4. Except as provided hereinafter, whenever the Fund shall redeem any Shares, it shall furnish to the Custodian a Certificate specifying:

                       (a) The number of Shares redeemed; and

                       (b) The amount to be paid for such Shares.

                  5. Upon receipt from the Transfer Agent of an advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held for the account of the Fund the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

                  6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check pre-sented as part of such check redemption privilege out of the money held in the account of the Fund for such purpose.

                                       ARTICLE XIII

                                OVERDRAFTS OR INDEBTEDNESS

                    1. If the Custodian should in its sole discretion advance funds on behalf of the Fund which results in an overdraft because the moneys held by the Custodian for the account of the Fund shall be insufficient to pay the total amount payable upon a purchase of Securities, as set forth in a Certificate, Written Instructions or Oral Instructions, or which results in an overdraft for some other reason, or if the Fund is any other reason indebted to the Custodian, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continu-ing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Fund's credit on the Custodian's books.

                    2. The Fund will cause to be delivered to the Custo-dian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as colla-teral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (c) the time and date, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, (f) the market value of Securi-ties to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and
               (g) a statement specifying whether such loan is for invest-ment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus and statement of addi-tional information. The Custodian shall deliver on the bor-rowing date specified in a Certificate the specified col-lateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount of any particu-lar Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

                                        ARTICLE XIV

                                 CONCERNING THE CUSTODIAN

                    1. Except as hereinafter provided, neither the Custo-dian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omis-sion to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct.
               The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opin-ion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeas-ance or willful misconduct on the part of the Custodian or any of its employees or agents.

                    2. without limiting the generality of the foregoing,
               the Custodian shall be under no obligation to inquire into, and shall not be liable for:

                         (a) The validity of the issue of any Securities
               purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                         (b) The legality of the sale or redemption of
               any Shares, or the propriety of the amount to be received or paid therefor;

                         (c) The legality of the declaration or payment of
               any dividend by the Fund;

                         (d) The legality of any borrowing by the Fund
               using Securities as collateral;

                         (e) The legality of any loan of portfolio Securi-
               ties, nor shall the Custodian be under any duty or obliga-tion to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custo-dian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or finan-cial institution to which portfolio Securities of the Fund are lent pursuant to Article IX of this Agreement makes pay-ment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

                         (f) The sufficiency or value of any amounts of
              money and/or Securities held in any Margin Account, Senior Security Account, Exempt Account or Securities Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any pay-ment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment.

                   3. The Custodian shall not be liable for, or con-sidered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account represent-ing the Fund's interest at the Book-Entry System or the Depository.

                   4. The Custodian shall not be under any duty or obli-gation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agree-ment.

                   5. The Custodian shall not be under any duty or obli-gation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused, after due demand or pre-sentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

                   6. The Custodian may appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement exe-cuted by the Custodian, the Fund and the appointed institu-tion.

                     7. The custodian shall not be under any duty or obli-
               gation (a) to ascertain whether any Securities at any time delivered to, or held by it, for the account of the Fund are such as properly may be held by the Fund under the provi-sions of its Declaration of Trust and its then current prospectus and statement of additional information, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.

                     8. The Custodian shall be entitled to receive and the
               Fund agrees to pay to the Custodian all out-of-pocket expen-ses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses for which the Custodian shall be entitled to reim-bursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

                     9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. Such reliance by the Custodian shall include, without limitation, reliance on the validity, legality and propriety of any instructions continued there-in. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian hereinabove provided for. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or other-wise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian. The Fund agrees that the fact that such confirm-ing instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforce-
                ability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Written Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

                    10. The Custodian shall be entitled to rely upon any instrument or notice in writing received by the Custodian and reasonably believed by the Custodian to be a certifica-tion described in paragraph 2 of Article X herein. Without limiting the generality of the foregoing, the Custodian shall be under no duty to acquire into, and shall not be liable for, the accuracy of any statements or representa-tions contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, or futures commission merchant.

                    11. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies.

                    12. The Custodian shall provide the Fund - with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Deposi-tory, and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

                    13. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursu-ant to paragraph 6 of Article XIII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

                     14. Subject to the foregoing provisions of this Agree-ment, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accord-ance with the customs prevailing from time to time among brokers or dealers in such Securities.

                    15. The Custodian shall have no duties or responsibil-ities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                           ARTICLE XV

                                         TERMINATION

                     1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Trus-tees of the Fund, certified by the Secretary or any Assis-tant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Trustees, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reim-bursement of which it shall then be entitled.

                     2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding para-graph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the
              Fund) and moneys then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                       ARTICLE XVI

                                      MISCELLANEOUS

                  1. Annexed hereto as Appendix A is a Certificate signed by two of the present officers of the Fund under its seal, setting forth, the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting tinder the provisions of this Agreement upon Oral Instructions or signatures of the present Author-ized Persons as set forth in the last delivered Certificate.

                  2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund under its seal, setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present officer ceases to be an Officer of the Fund, or in the event that other or additional officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the officers as set forth in the last delivered Certifi-cate.

                  3. Any notice or other instrument in writing, author-ized or required by this Agreement to be given to the Custo-dian, shall be sufficiently given if addressed to the Custo-dian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10015, or at such other place as the Custodian may from time to time designate in writing.

                    4. Any notice or other instrument in writing, author-ized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at 633 Third Avenue, New York, New York 10017 or at such other place as the Fund may from time to time designate in writing.

                    5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Trustees of the Fund. For purposes of this paragraph, the execution by the Custodian and the Fund of any agreement described in paragraph I of
              Article VIII hereof shall not be deemed an amendment of this Agreement.

                    6. This Agreement shall extend to and shall be bind-ing upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written con-sent of the Fund, authorized or approved by a resolution of its Trustees.

                    7. This Agreement shall be construed in accordance with the laws of the State of New York.

                    8. The Declaration of Trust establishing the Fund, dated July 20, 1984, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachu-setts, provides that the name "Merrill Lynch Federal Securi-ties Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or per-sonally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim of said Fund but the "Trust Property" only shall be liable.

                    9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an origi-nal, but such counterparts shall, together,,-constitute only one instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this
              Agreement to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                           MERRILL LYNCH FEDERAL SECURITIES
                                            TRUST


                                           By:/s/
                                              -----------------------------

     Attest:

     /s/ Michael Hennewinkel
     -----------------------
                                          THE BANK OF NEW YORK

                                          By:/S/
                                             ------------------------------
     Attest:

     /s/
     -----------------------







                                          - 35 -